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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 1 to the Registration Statement (Form S-4) and related Proxy Statement-Prospectus of Novell, Inc. for the registration of 43,775,557 shares of its common stock and to the incorporation by reference therein of our report dated November 17, 2000, with respect to the consolidated financial statements and schedule of Novell, Inc. included in its Annual Report (Form 10-
K) for the year ended October 31, 2000, filed with the Securities and Exchange Commission.

                                          /s/ ERNST & YOUNG LLP

San Jose, California
June 13, 2001